Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-71321, 333-205880 and 333-207640) on Form S-8 and (No. 333-252723) on Form S-3 of our reports dated February 4, 2022, with respect to the consolidated financial statements and financial statement schedule of valuation and qualifying accounts as listed in Item 15(A)2 of Norfolk Southern Corporation and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP
KPMG LLP
Atlanta, Georgia
February 4, 2022